                                                                      EXHIBIT 4c
                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement is made as of the 10th day of October, 1997, between TranSwitch Corporation, a Delaware corporation with its principal offices at 8 Progress Drive, Shelton, Connecticut 06484 (the "Company"), and the
                                                              -------
investor whose name and address is set forth on the signature page hereto (the "Investor").
---------

     In consideration of the mutual covenants contained in this Agreement, the Company and the Investor agree as follows:

     1.  Authorization and Sale of the Shares.  Subject to the terms and
         ------------------------------------
conditions of this Agreement, the Company has authorized the sale of up to 18,000 shares of its Series A Convertible Preferred Stock, $.01 par value per share (the "Preferred Stock"), of the Company. The Preferred Stock is
            ---------------
convertible into shares of Common Stock, $.001 par value per share (the "Common
                                                                         ------
Stock"), of the Company.  The shares of Common Stock into which the Preferred
-----
Stock is convertible are hereinafter sometimes referred to as the "Conversion
                                                                   ----------
Shares."
------

     2.  Agreement to Sell and Purchase the Preferred Stock.  At the Closing (as
         --------------------------------------------------
defined in Section 3), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions hereinafter set forth, the number of shares of Preferred Stock set forth on the signature page hereto at a purchase price per share of $1,000.

     The Company proposes to enter into this same form of purchase agreement with certain other investors (the "Other Investors") and expects to complete
                                   ---------------
sales of the Preferred Stock to them. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the "Investors," and this
                                                       ---------
Agreement and the agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the "Agreements." The term "Placement
                                           ----------              ---------
Agent" means Advest, Inc.
-----

     3.  Delivery of the Preferred Stock at Closing.  The completion of the
         ------------------------------------------
purchase and sale of the Preferred Stock (the "Closing") shall occur at a place
                                               -------
and time (the "Closing Date") specified by the Company and the Placement Agent.
               ------------
At the Closing, the Company shall deliver to the Investor one or more stock certificates representing the number of shares of Preferred Stock set forth on the signature page hereto, each such certificate to be registered in the name of the Investor or, if so indicated on the signature page hereto, in the name of a nominee designated by the Investor.

     The Company's obligation to close the transaction shall be subject to the following conditions, any one or more of which may be waived by the Company:
(a) receipt by Testa, Hurwitz & Thibeault, LLP (the "Escrow Agent") of funds in
                                                     ------------
the full amount of the purchase price for the Preferred Stock being purchased hereunder; (b) completion of the purchases and sales under the Agreements with Other Investors; and (c) the accuracy of the representations and warranties made by the Investors and the fulfillment of those undertakings of the Investors to be fulfilled prior to the Closing.

     The Investor's obligation to close the transaction shall be subject to the following conditions, any one or more of which may be waived by the Investor:
(a) Investors shall have executed Agreements for the purchase of at least 5,000 shares of Preferred Stock; (b) the representations and warranties made by the Company herein shall be accurate in all material respects as of the Closing Date; (c) the Company shall have paid the fees and disbursements of Bingham Dana LLP in connection with this transaction, provided that such fees and expenses shall not exceed $2,500 and provided, further, that the bill for such fees and disbursements shall have been submitted to the Company at least one business day prior to the Closing Date; and (d) the Company shall have fulfilled in all material respects those undertakings of the Company to be fulfilled prior to Closing as set forth herein. Subject to clause (a) above, the Investor's obligations hereunder are expressly not conditioned on the purchase by any or all of the Other Investors of the Preferred Stock that they have agreed to purchase from the Company. The Company may sign Stock Purchase Agreements with respect to sales of Preferred Stock to Other Investors on dates subsequent to the Closing Date, provided that all such Agreements shall have been executed on or prior to the date on which the Registration Statement (as defined in Section
7.1 hereof) is filed with the Securities and Exchange Commission (the "Commission").
-----------

     If the Escrow Agent does not receive at least $5,000,000 in the aggregate from the Investors as of October 15, 1997, the Company shall so notify the Investor, and each of the Investor and the Company shall have the option, in its sole discretion, to terminate this Agreement and direct the Escrow Agent to refund to the Investor any funds that the Escrow Agent has received from the Investor in payment of the purchase price for the Preferred Stock to be purchased hereunder and interest accrued from the date that the Escrow Agent received such funds.

     4.  Representations, Warranties and Covenants of the Company.  The Company
         --------------------------------------------------------
hereby represents and warrants to, and covenants with, the Investor as follows:

     4.1  Organization and Qualification.  The Company is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification and in which the failure to be so licensed or qualified would have a material adverse effect on the Company. The Company has all requisite corporate power and authority to own and hold its properties and to conduct its business as currently conducted.

     4.2  Authorized Capital Stock.  As of September 30, 1997, the authorized
          ------------------------
capital stock of the Company consisted of (a) 25,000,000 shares of Common Stock, of which 12,213,736 shares were duly authorized, validly issued and outstanding, fully paid and non-assessable with no personal liability attaching to the ownership thereof; and (b) 1,000,000 shares of preferred stock, $.01 par value, of which no shares were issued and outstanding. As of September 30, 1997, the Company had reserved 3,049,898 shares of Common Stock for issuance pursuant to outstanding warrants, its employee and director stock option plans and its employee stock purchase plan, and other than such warrants and option and purchase plans, there were no outstanding securities exchangeable for or convertible into shares of Common Stock or other rights to purchase shares of Common Stock. As of the Closing Date, 18,000 shares of the Company's preferred stock will be designated Series A Convertible Preferred Stock, and prior to the Closing Date, no shares of Series A Convertible Preferred Stock will be issued and outstanding. When issued and delivered to the Investor by the Company against payment of the consideration set forth herein, the Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable with no personal liability attaching to the ownership thereof. When issued upon conversion of the Preferred Stock in accordance with the terms of the Certificate of Designation filed with the Secretary of State of Delaware setting forth the designation, preferences and rights of the Preferred Stock, the Conversion Shares will be duly authorized, validly issued, fully paid and non-assessable with no personal liability attaching to the ownership thereof. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Amended and Restated Certificate of Incorporation of the Company, as amended, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws.

     4.3  Due Execution, Delivery and Performance of the Agreements, Etc.  The
          --------------------------------------------------------------
Company's execution, delivery and performance of the Agreements, the issuance, sale and delivery of the Preferred Stock and the issuance and delivery of the Conversion Shares (a) have been duly authorized under Delaware law by all requisite corporate action by the Company, and (b) will not violate any law or the Amended and Restated Certificate of Incorporation or Amended and Restated By-laws of the Company or any provision of any material indenture, mortgage, agreement, contract or other material instrument to which the Company is a party or by which the Company or any of its properties or assets is bound as of the date hereof, or result in a breach of or constitute (upon notice or lapse of time or both) a default under any such indenture, mortgage, agreement, contract or other material instrument or result in the creation or imposition of any lien, security interest, mortgage, pledge, charge or other encumbrance of any material nature whatsoever upon any properties or assets of the Company. Upon their execution and delivery, and assuming the valid execution thereof by the respective Investors, the Agreements will constitute a valid and binding obligation of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to the general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Company in this Agreement may be legally unenforceable.

     4.4  Offering of the Preferred Stock.  The Company has not offered the
          -------------------------------
Preferred Stock or any such similar security for sale to, or solicited any offer to buy the Preferred Stock or any such similar security from, or otherwise approached or negotiated with respect thereto with, any person in such a way as to subject the offering, issuance or sale of the Preferred Stock to the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the Company has not taken and will not take any other
---------------
action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances that might require the integration of such security with Preferred Stock under the Securities Act or the rules and regulations of the Commission thereunder) so as to subject the offering, issuance or sale of the Preferred Stock to the registration provisions of the Securities Act.

     4.5  Additional Information.  The Company represents and warrants that the
          ----------------------
information contained in the following documents, which the Placement Agent has furnished to the Investor, or will furnish prior to the Closing, is or will be true and correct in all material respects as of the respective final dates of such documents, and such information does not contain an omission of a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997;

     (c) the Company's Proxy Statement for the Annual Meeting of Stockholders held on May 29, 1997;

     (d) the Company's Annual Report to its stockholders for the fiscal year ended December 31, 1996;

     (e) the Confidential Private Placement Memorandum dated August 14, 1997 with respect to the offering of the Preferred Stock; and

     (f) the Preliminary Term Sheet with respect to the offering of the Preferred Stock.

     The Company has timely filed all materials required to be filed pursuant to its reporting obligations under Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for at least twelve (12)
                                       ------------
months immediately preceding the Closing Date.

     4.6  No Litigation.  There are no actions, suits, claims, proceedings or
          -------------
governmental investigations against the Company pending before any court or governmental agency or, to the Company's knowledge, threatened to be brought against the Company before any court or governmental agency, nor, to the Company's knowledge, is there any basis therefor, which, either in any case or in the aggregate, would result in any material adverse change in the business, prospects, affairs or operations of the Company, or in any material impairment of the right or ability of the Company to carry on its business, or in any material liability on the part of the Company, and none which questions the validity of this Agreement or the issuance of the Preferred Stock or Conversion Shares or any action taken or to be taken in connection herewith or therewith. The Company is not a party or subject to any writ, order, decree or judgment, and there is no action, suit or proceeding currently pending that the Company has originated.

     4.7  Legal Opinion.  At the Closing, Testa, Hurwitz & Thibeault, LLP,
          -------------
counsel to the Company, will deliver its legal opinion to the Placement Agent substantially to the effect of Sections 4.1, 4.2, 4.3 and 4.4, which opinion will state that each of the Investors may rely thereon as though it were addressed to such Investor.

     5.  Representations, Warranties and Covenants of the Investor.
         ---------------------------------------------------------

     5.1  Investor Qualifications.  The Investor represents and warrants to, and
          -----------------------
covenants with, the Company that: (i) the Investor is an "accredited investor" as defined in Regulation D under the Securities Act and the Investor is also knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments like the purchase of the Preferred Stock, including investments in securities issued by the Company and investments in comparable companies; (ii) the Investor has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Preferred Stock; (iii) the Investor is acquiring the number of shares of Preferred Stock set forth on the signature page hereto in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such shares of Preferred Stock or any arrangement or understanding with any other persons regarding the distribution of such shares of Preferred Stock; (iv) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the shares of Preferred Stock or Conversion Shares except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (v) the Investor has completed or caused to be completed the Questionnaire that is a part hereof for use in preparation for the Registration Statement and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date; (vi) the Investor will promptly notify the Company of any change in any of such information until such time as the Investor no longer holds any shares of Preferred Stock or any Conversion Shares or until the Company is no longer required to keep the Registration Statement effective; (vii) the Investor has, in connection with its decision to purchase the number of shares of Preferred Stock set forth on the signature page hereto, relied only upon the representations and warranties of the Company contained herein; and (viii) the Investor is a resident of the state, territory or other jurisdiction identified in its address set forth on the signature page hereto, and the offer of the Preferred Stock was made to the Investor in such state, territory or other jurisdiction.

     5.2  Foreign Offers.  The Investor acknowledges, represents and agrees that
          --------------
no action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the shares of Preferred Stock or Conversion Shares, or possession or distribution of offering materials in connection with the issue of the shares of Preferred Stock or Conversion Shares, in any jurisdiction outside the United States where action for that purpose is required. Each Investor outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers shares of Preferred Stock or Conversion Shares or has in its possession or distributes any offering material, in all cases at its own expense. The Placement

Agent is not authorized to make any representation or use any information in connection with the issue, placement, purchase and sale of the shares of Preferred Stock or Conversion Shares other than as contained in the Confidential Private Placement Memorandum.

     5.3  Compliance with Securities Act.  The Investor hereby covenants with
          ------------------------------
the Company not to make any sale of the shares of Preferred Stock or Conversion Shares without (i) utilizing an available exemption under the Securities Act in the opinion of counsel reasonably acceptable to the Company and its counsel or, in the case of the Conversion Shares, effectively causing the prospectus delivery requirement under the Securities Act to be satisfied and (ii) otherwise complying with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with the use of such prospectus. The Investor acknowledges that there may occasionally be times when the Company, based on the advice of its counsel, determines that it must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission or until the Company has amended or supplemented such prospectus; provided, that the Company covenants that it will use commercially reasonable efforts either to file an amendment to the Registration Statement and cause it be declared effective as soon as practicable thereafter or to amend or supplement the prospectus. The Investor hereby covenants that it will not sell any Conversion Shares pursuant to said prospectus during the period commencing at the time the Chief Executive Officer or Chief Financial Officer of the Company gives the Investor written notice of the suspension of the use of said prospectus and ending at the time the Company gives the Investor notice that the Investor may thereafter effect sales pursuant to said prospectus. The Company will suspend trading for an aggregate of not more than ninety (90) days during any twelve (12) month period. The Investor further acknowledges and agrees that the Conversion Shares are not transferable on the books of the Company unless the Investor executes and delivers to the Company and to the Company's transfer agent a certificate in the form attached hereto as Exhibit A.
          ---------

     5.4  Due Execution, Delivery and Performance of this Agreement.  The
          ---------------------------------------------------------
Investor further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Investor enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Investors herein may be legally unenforceable.

     6.  Survival of Representations, Warranties and Agreements.
         ------------------------------------------------------
Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the shares of Preferred Stock being purchased and the payment therefor.

     7.  Registration of the Conversion Shares; Compliance with the Securities
         ---------------------------------------------------------------------
Act.
---

     7.1  Registration Procedures and Expenses.  The Company shall:
          ------------------------------------

     (a) use its best efforts, subject to receipt of necessary information from Investors, to prepare and file with the Commission, within forty-five (45) days after the Closing Date, a Registration Statement on Form S-3 (the "Registration
                                                                   ------------
Statement") to enable the sale of the Conversion Shares by the Investor from
---------
time to time through the automated quotation system of the Nasdaq National Market or in privately-negotiated transactions; provided that if Form S-3 is not
                                                --------
available for such sale by the Investor as a result of (i) failure of the Company to comply with the reporting requirements of Sections 13 and 15 of the Exchange Act, or (ii) the Company's inclusion of shares of Common Stock in such Registration Statement, the Company shall prepare and file with the Commission a Registration Statement on Form S-1;

     (b) use its best efforts, subject to receipt of necessary information from the Investor, to cause the Registration Statement to become effective as promptly as practicable after the Registration Statement is filed by the Company;

     (c) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earlier of (i) the date on which all the Convertible Shares covered by such Registration Statement have been sold and no shares of Preferred Stock are outstanding, and
(ii) the sixth (6th) anniversary of the Closing Date;

     (d) furnish to the Investor with respect to the Conversion Shares registered under the Registration Statement (and to each underwriter, if any, of such Conversion Shares) such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Conversion Shares by the Investor, and immediately notify the Investor of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in the Registration Statement, as then in effect, contains an untrue statement of material fact or omits to state a material fact required to make the statements therein not misleading in light of the circumstances then existing;

     (e) file documents required of the Company for normal blue sky clearance in states specified in writing by the Investor, provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

     (f) use its best efforts to secure the designation and quotation of all the Conversion Shares registered under the Registration Statement on the Nasdaq National Market, if the listing of such Conversion Shares is then permitted under the rules and regulations of such market;

     (g) provide a transfer agent and registrar, which may be a single entity, for the Conversion Shares not later than sixty (60) days from the Closing Date; and

     (h) bear all expenses in connection with the procedures in paragraph (a) through (g) of this Section 7.1 and the registration of the Conversion Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Investor or Other Investors.

     A questionnaire related to the Registration Statement to be completed by the Investor is attached hereto.

     7.2  Transfer of Conversion Shares After Registration.  The Investor
          ------------------------------------------------
agrees, upon and subject to the effectiveness of the Registration Statement, that it will not effect any disposition of any Conversion Shares that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement referred to in Section 7.1 and pursuant to Rule 144 under the Securities Act and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Investor or its plan of distribution with respect to the Conversion Shares. Notwithstanding anything to the contrary contained herein, the Investor may transfer the Preferred Stock and Conversion Shares in whole or in part to affiliates of the Investor, any entities for which the Investor or its affiliates serve as general partner and/or investment advisor or in a similar capacity, all mutual funds or other pooled investment vehicles or entities under the control or management of the Investor or the general partner or investment advisor thereof, or any affiliate of any of the foregoing.

     7.3  Indemnification and Contribution.  For the purpose of this Section
          --------------------------------
7.3:

     (a) the term "Selling Stockholder" means the Investor and any affiliate of
                   -------------------
the Investor, any entities for which the Investor or its affiliates serve as general partner and/or investment advisor or in a similar capacity, all mutual funds or other pooled investment vehicles or entities under the control or management of the Investor or the general partner or investment advisor thereof, or any affiliate of any of the foregoing;

     (b) the term "Registration Statement" includes any final prospectus,
                   ----------------------
exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.1;

     (c) the term "untrue statement" means any untrue statement or alleged
                   ----------------
untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue statement of a material fact contained in the Registration Statement on the effective date thereof, or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement and the Company will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such
          --------  -------
case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement, or the failure of such Selling Stockholder to comply with the covenants and agreements contained in Sections
5.3 or 7.2 hereof respecting sale of the Conversion Shares or any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to the Investor prior to the pertinent sale or sales by the Investor.

     The Investor agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any failure to comply with the covenants and agreements contained in Section 5.3 or 7.2 hereof respecting sale of the Conversion Shares, or any untrue statement of a material fact contained in the Registration Statement on the effective date thereof if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Investor specifically for use in preparation of the Registration Statement, and the Investor will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however,
                                                            ---------  -------
that the liability of the Investor hereunder shall be limited to the net proceeds received by the Investor from the sale of the Conversion Shares registered under the Registration Statement.

     Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however,
                                                           --------  -------
that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided,
                                                                   --------
however, that no indemnifying person shall be responsible for the fees and
-------
expenses of more than one separate counsel for all indemnified parties.

     To the extent any indemnification by an indemnifying person is prohibited or limited by law, the indemnifying person agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under this Section 7.3 to the fullest extent permitted by law; provided,
                                                               --------
however, that (i) no contribution shall be made under circumstances where the
-------
maker would not have been liable for indemnification under the fault standards set forth in this Section 7.3, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and (iii) contribution (together with any indemnification or other obligations under this Agreement) by the Investor shall be limited to the net proceeds received by the Investor from the sale of the Conversion Shares registered under the Registration Statement.

     7.4  Termination of Conditions and Obligations.  The conditions precedent
          -----------------------------------------
imposed by Section 5 or this Section 7 upon the transferability of the Conversion Shares shall terminate as to any particular number of Conversion Shares when such Conversion Shares have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Conversion Shares or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

     7.5  Information Available.  So long as the Registration Statement is
          ---------------------
effective covering the resale of Conversion Shares owned by the Investor, upon the reasonable request of the Investor, the Company will (i) furnish to the Investor an adequate number of copies of the prospectuses to supply to any other party requiring such prospectuses, (ii) meet with the Investor or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Conversion Shares, (iii) provide to the Investor copies of its filings with the Commission and the exhibits thereto and (iv) otherwise cooperate with any Investor conducting an investigation for the purpose of reducing or eliminating such Investor's exposure to liability under the Securities Act, including the reasonable production of information at the Company's headquarters.

     7.6  Rule 144 Reporting.  In the event that the Registration Statement has
          ------------------
not become effective within ninety (90) days after the Closing Date, with a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Conversion Shares to the public without registration, the Company agrees to:

     (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

     (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

     (c) furnish to each holder of Conversion Shares forthwith upon request a written statement by the Company as to compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Conversion Shares without registration.

     8.  Fees and Expenses.  Each party hereto will pay its own expenses in
         -----------------
connection with the transactions contemplated hereby, whether or not such transactions are consummated, except that the Company shall pay the fees and disbursements of Bingham Dana LLP in connection with this transaction, provided that such fees and expenses shall not exceed $2,500 and provided, further, that the bill for such fees and disbursements shall have been submitted to the Company at least one business day prior to the Closing Date. The Investor acknowledges that the Company intends to pay to the Placement Agent a fee in respect of the sale of the Preferred Stock to the Investor.

     9.  Notices.  All notices, requests, consents and other communications
         -------
hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

     (a)  if to the Company, to:

          TranSwitch Corporation
          8 Progress Drive
          Shelton, Connecticut 06484
          Attn:  Dr. Santanu Das

     (b)  with a copy mailed to:

          Testa, Hurwitz & Thibeault, LLP
          High Street Tower
          125 High Street
          Boston, Massachusetts 02110
          Attn:  Timothy C. Maguire

     (c) if to the Investor, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

     10.  Changes.  This Agreement may not be modified or amended except
          -------
pursuant to an instrument in writing signed by the Company and the Investor.

     11.  Headings.  The headings of the various section of this Agreement have
          --------
been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     12.  Severability.  In case any provision contained in this Agreement
          ------------
should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     13.  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware and the federal law of the United States of America.

     14.  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.


                [REMAINDER OF PAGE IS INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the undersigned has executed this Stock Purchase Agreement as of the date and year first above written.


                              TRANSWITCH CORPORATION


                              By:
                                  ----------------------------------

                              Name:
                                    --------------------------------

                              Title:
                                     -------------------------------

                   INVESTOR SIGNATURE PAGE AND QUESTIONNAIRE

      The undersigned Investor hereby executes the Stock Purchase Agreement with TranSwitch Corporation (the "Company") and hereby authorizes this signature page
                             -------
to be attached to a counterpart of such document executed by a duly authorized officer of the Company.

No. of Shares of Preferred Stock to be Purchased:
                                                         ---------------------------------------------------------
                                                         Name of Investor -- PLEASE PRINT OR TYPE
                           _____________________
                                                         [SIGN HERE]

                                                         By:
                                                             -----------------------------------------------------

                                                         Title:
                                                                --------------------------------------------------

Name in which Shares of Preferred Stock are to be
 registered:
                                                         ---------------------------------------------------------
Address of registered holder:
                                                         ---------------------------------------------------------
                                                         ---------------------------------------------------------
                                                         ---------------------------------------------------------
Social Security or Tax ID No. of registered holder:
                                                         ---------------------------------------------------------

Contact name and telephone number regarding settlement
 and registration:                                       ---------------------------------------------------------
                                                         Name

                                                         ---------------------------------------------------------
                                                         Telephone Number

          Number of shares of common stock of the Company beneficially owned by the Investor (meaning shares owned or controlled or which the Investor has the right to acquire or vote), other than the shares of Preferred Stock being purchased pursuant hereto:
                            -----------------

          Have you or your organization had any position, office or other material relationship within the past three years with the Company?

                        Yes            No
                -------        -------

           Do you or your organization have any direct or indirect affiliation or association with any NASD member?

                        Yes            No
                -------        -------

           If yes to either of the last two questions, please indicate the nature of any such relationship below:

                                                                       Exhibit A
                                                                       ---------

                         Date:
                              -------------------------

State Street Bank and Trust Company
150 Royall Street
Canton, MA 02021
Attention:  Jennifer Donahue
            Account Manager

                   INVESTOR'S CERTIFICATE OF SUBSEQUENT SALE
                   -----------------------------------------

       The undersigned,                                      , an officer of, or
                        -------------------------------------
other person duly authorized by                                        [fill in
                                --------------------------------------
official name of individual or institution] hereby certifies that he/she [said institution] is the holder of the shares evidenced by the attached certificate,
and as such, sold such shares on              [date] in accordance with
                                 ------------
registration statement number                 [fill in number of or otherwise
                              ----------------
identify registration statement] and the requirements of delivering a current prospectus and current annual and quarterly reports by the Company has been complied with in connection with such sale.

Print or Type:

       Name of Purchaser
           (Individual or Institution):
                                             ----------------------------------

          Name of Individual representing
           Purchaser (if an Institution):
                                             ----------------------------------

          Title of Individual representing
           Purchaser (if an Institution):
                                             ----------------------------------

Signature by:

          Individual Purchaser or
           Individual representing Purchaser:
                                             ----------------------------------